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              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549-1004


                                  FORM 8-K


                               CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) September 24, 2002
                                                       ------------------


                      Commission File Number 33-64325
                                             --------


                          REUNION INDUSTRIES, INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


        DELAWARE                                    06-1439715
------------------------              ------------------------------------
(State of Incorporation)              (I.R.S. Employer Identification No.)


                      11 STANWIX STREET, SUITE 1400
                      PITTSBURGH, PENNSYLVANIA 15222
       ------------------------------------------------------------
       (Address of principal executive offices, including zip code)


                              (412) 281-2111
           ----------------------------------------------------
             (Registrant's telephone number, including area code)


                           Page 1 of 46 pages.

                       Exhibit index is on page 12.

==========================================================================
             FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

     This Current Report on Form 8-K contains forward-looking statements as defined by Section 21E of the Securities Act of 1934, as amended, concerning the Registrant's expectations about future and pro forma results of operations, financial position and cash flows, which are dependent upon future events beyond the Registrant's control. Note that all forward-looking statements involve risks and uncertainties including, without limitation, factors which could cause the future results and shareholder values to differ significantly from those expressed in the forward-looking statements. In light of the risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Reunion or any other person that the forward-looking statements will occur.

ITEM 2.   Acquisition or Disposition of Assets.
          -------------------------------------

     On September 24, 2002, Reunion Industries, Inc. (the "Registrant"), completed the sale of its Kingway Material Handling division located in Acworth, Georgia for a purchase price of $32.0 million in cash and a note to Kingway Acquisition, Inc. ("KAI"), a Delaware corporation. KAI is a portfolio company of American Capital Strategies, Ltd., headquartered in Bethesda, Maryland, a lender to and investor in middle market companies.

     The sale was consummated pursuant to an Asset Purchase Agreement dated September 12, 2002 by and between Buyer and Seller. Of the $32.0 million purchase price, cash proceeds totalled $25.0 million. The remainder is a $7.0 million note, the payment of which is contingent upon KAI's future operating results over a three year period beginning January 1, 2003. Net cash proceeds received by the Registrant totalled $24,119,000 after payment of transaction related fees and expenses. Of the $24,119,000, $18,961,000 was used to reduce bank revolving credit facility borrowings, $4,108,000 was used to reduce bank term loans and $1,050,000 was used to repay accrued overadvance fees. Final determination of the purchase price is subject to a post-closing working capital adjustment. Specifically, the purchase price shall be adjusted for the amount by which Kingway's final agreed-to closing date working capital exceeds or is less than $5,000,000, Kingway's Seller-determined working capital at September 24, 2002.


ITEM 7.   Financial Statement and Exhibits.
          ---------------------------------

(a)  Financial Statements

     None.

(b)  Pro Forma Financial Information

                  REUNION INDUSTRIES, INC. AND SUBSIDIARIES
                  UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                             FINANCIAL STATEMENTS

     The accompanying unaudited pro forma consolidated condensed financial statements and related notes are presented in accordance with the rules and regulations of the U.S. Securities and Exchange Commission ("SEC") to show the pro forma effects of the Registrant's Kingway Material Handling division.

     The sale of Kingway occurred on September 25, 2002. The net cash proceeds of $24,119,000 were used to repay bank debt and accrued overadvance fees.

     The unaudited pro forma consolidated condensed balance sheet as of June 30, 2002 includes the effect of the sale and is based on the assumption that the sale of Kingway was completed on June 30, 2002. The unaudited pro forma consolidated condensed statement of operations for the six months ended June 30, 2002 and the unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 2001 is based on the assumption that the sale of Kingway was completed January 1, 2001.

     The Registrant's historical financial information presented in the unaudited pro forma consolidated condensed balance sheet and statement of operations at and for the six months ended June 30, 2002 is derived from the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 filed August 19, 2002. The Registrant's pro forma financial information presented in the unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 2001 is derived from the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 as filed on April 16, 2002. Note that the Company classified the Kingway division as a discontinued operation in 2001. Therefore, Kingway's historical operating results are classified below continuing operations in the "Reunion Industries Historical" column.

     Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma consolidated condensed financial statements. The pro forma data are not necessarily indicative of the financial results that would have occurred had the transactions been effective on the dates indicated above, and should not be viewed as indicative of operations in future periods. The unaudited pro forma consolidated condensed financial statements should be read in conjunction with the accompanying notes and with the Registrant's financial statements as filed with the SEC.

                           REUNION INDUSTRIES, INC.
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                       AT JUNE 30, 2002 (in thousands)

                           Reunion      Less
                        Industries     Kingway      Pro Forma      Pro Forma
                        Historical   Historical    Adjustments      Consolid.
                        ----------   ----------   -------------   -----------
     ASSETS:
Cash and equivalents      $    385     $      -   $ 25,000  (1)     $
                                                      (881) (1)
                                                   (24,119) (2)          385
Receivables, net            12,963            -          -            12,963
Advances to employees          213            -          -               213
Inventories, net             7,906            -          -             7,906
Other current assets         1,212            -        550  (2)
                                                     2,731  (3)        4,493
Net assets of discontinued
  operations                 6,522       (7,851)     1,329  (5)            -
                          --------     --------   --------          --------
  Total current assets      29,201       (7,851)     4,610            25,960
Property, net               17,819            -          -            17,819
Due from related parties     1,511            -          -             1,511
Goodwill, net               11,443            -       (436) (4)       11,007
Assets of discontinued
  operations                15,380      (15,330)       (50) (5)            -
Other assets, net            3,003            -          -             3,003
                          --------     --------   --------          --------
  Total assets            $ 78,357     $(23,181)  $  4,124          $ 59,300
                          ========     ========   ========          ========

     LIABILITIES AND STOCKHOLDERS' DEFICIT:
Debt in default           $ 59,640     $      -   $ (4,108) (2)     $
                                                   (18,961) (2)       36,571
Current maturities of debt      87            -          -                87
Trade payables              13,707            -          -            13,707
Due to related parties       1,839            -          -             1,839
Other current liabilities   17,438            -       (500) (2)       16,938
Net liabilities of
  discontinued operations        -            -      1,279  (5)        1,279
                          --------     --------   --------          --------
  Total current liabilities 92,711            -    (22,290)           70,421
Debt - long-term             4,770            -          -             4,770
Debt - related party         4,615            -          -             4,615
Other liabilities            1,889            -          -             1,889
Intercompany                     -      (23,181)    24,119  (1)
                                                      (938) (3)            -
                          --------     --------   --------          --------
  Total liabilities        103,985      (23,181)       891            81,695
                          --------     --------   --------          --------
Common stock                   156            -          -               156
Paid-in capital             25,064            -          -            25,064
Accumulated deficit        (49,712)           -      3,669  (3)
                                                      (436) (4)      (46,479)
Accumulated other
  comprehensive loss        (1,136)           -          -            (1,136)
                          --------     --------   --------          --------
  Stockholder's deficit    (25,628)           -      3,233           (22,395)
                          --------     --------   --------          --------
  Total liabilities and
    stockholders' deficit $ 78,357     $(23,181)  $  4,124          $ 59,300
                          ========     ========   ========          ========

                            REUNION INDUSTRIES, INC.
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 2002
                   (in thousands, except per share amounts)

                           Reunion      Less
                        Industries     Kingway      Pro Forma      Pro Forma
                        Historical   Historical    Adjustments      Consolid.
                        ----------   ----------   -------------   -----------
Sales                     $ 36,301    $       -   $      -           $ 36,301
Operating Costs and
  Expenses:
Cost of sales               32,249            -          -             32,249
Selling, general and
  administrative             7,042            -          -              7,042
Other (income) expense        (781)           -          -               (781)
                          --------     --------   --------           --------
Operating profit (loss)     (2,209)           -          -             (2,209)

Interest expense             3,902            -       (978) (a)         2,924
                          --------     --------   --------           --------
Loss from continuing
  operations before
  income taxes              (6,111)           -        978             (5,133)

Provision for (benefit
  from) income taxes             -            -          -                  -
                          --------     --------   --------           --------
Loss from continuing
  operations              $ (6,111)    $      -   $    978           $ (5,133)
                          ========     ========   ========           ========

Loss from continuing
  operations per common share:

Basic and diluted         $  (0.39)                                  $  (0.33)
                          ========                                   ========

Weighted average number
  of common shares

Basic and diluted           15,691                                     15,691
                          ========                                   ========

                            REUNION INDUSTRIES, INC.
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 2001
                   (in thousands, except per share amounts)

                           Reunion      Less
                        Industries     Kingway      Pro Forma      Pro Forma
                        Historical   Historical    Adjustments      Consolid.
                        ----------   ----------   -------------   -----------
Sales                     $ 99,495    $       -   $      -           $ 99,495
Operating Costs and
  Expenses:
Cost of sales               84,457            -          -             84,457
Selling, general and
  administrative            15,718            -          -             15,718
Provision for restructuring  6,811            -          -              6,811
Other (income) expense       1,727            -       (898) (b)           829
                          --------     --------   --------           --------
Operating profit (loss)     (9,218)           -        898             (8,320)

Interest expense             7,057            -        (74) (c)         6,983
                          --------     --------   --------           --------
Loss from continuing
  operations before
  income taxes             (16,275)           -        972            (15,303)

Provision for (benefit
  from) income taxes        12,678            -          -             12,678
                          --------     --------   --------           --------
Loss from continuing
  operations              $(28,953)    $      -   $    972           $(27,981)
                          ========     ========   ========           ========
Loss from continuing
  operations per common share:

Basic and diluted         $  (1.86)                                  $  (1.80)
                          ========                                   ========

Weighted average number
  of common shares:

Basic                       15,587                                     15,587
                          ========                                   ========

Diluted                     15,612                                     15,612
                          ========                                   ========

                           REUNION INDUSTRIES, INC.
   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               (in thousands)

Note 1. Pro Forma Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

          Adjustments to the unaudited pro forma condensed consolidated balance sheet as of June 30, 2002:

          (1) To record the receipt of $25,000,000 of cash proceeds from the disposition and the payment of a total of $881,000 of transaction related fees and expenses.

          (2) To reflect the use of the net cash proceeds of $24,119,000 to paydown bank term loan ($4,108,000), bank revolving credit debt ($18,961,000) and overadvance fees ($1,050,000). Note that at June 30, 2002, $500,000 of overadvance fees had been accrued. Therefore, the difference between overadvance fees paid and accrued of $550,000 is recorded as prepaid overadvance fees in the pro forma balance sheet.

          (3) Represents the elimination of the Company's net investment in Kingway upon disposition and resulting $938,000 gain based on Kingway's June 30, 2002 net asset balances. Note that the Asset Purchase Agreement between the Buyer and the Company provides for a post-closing adjustment to the purchase price based Kingway's working capital at the closing date. Specifically, within 120 days of the closing date, the purchase price shall be adjusted for the amount by which Kingway's working capital (working capital defined as in the Asset Purchase Agreement as being current assets less current liabilities) is more or less than $5,000,000. At the closing on September 24, 2002, it was determined that Kingway's working capital was $5,000,000. At June 30, 2002, Kingway's working capital was $7,731,000. Therefore, had the transaction closed on June 30, 2002 an additional $2,731,000 on a pro forma basis would be due from the Buyer 120 days subsequent to the pro forma June 30, 2002 balance sheet.

          (4) Represents the write-off of goodwill related to a Kingway purchase price adjustment not previously classified within net assets of discontinued operations.

          (5) Represents the reclassification of the remaining discontinued operations net liability to the liability side of the pro forma balance sheet. Such net liability relates primarily to the Company's discontinued bridges and cranes operations.

Note 2. Pro Forma Adjustments to the Unaudited Pro Forma Condensed Consolidated Statements of Operations

          Adjustments to the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2002 and the year ended December 31, 2001:

          (a) To record the effect on interest expense for the first six months of 2002 resulting from the application of sale proceeds to borrowings:

                                                           Pro Forma
                                                           Average   Pro Forma
                                             Annual Rate   Balance   Interest
                                            -------------  --------  --------
  Pro Forma Interest Expense:
Senior notes                                          13%  $ 24,855  $  1,616
Revolving credit facility                   Prime + 2.50%     1,624        59
Term loan A                                 Prime + 2.75%    10,891       408
Other debt (actual first half 2002
  plus estimated unused line fees)                                        991
                                                                     --------
  Total Pro Forma Cash Interest                                         3,074
Amortization of deferred financing costs                                  221
                                                                     --------
  Total Pro Forma Interest                                              3,295
Less: Pro forma allocation to discontinued operations                    (371)
Less: Historical interest expense                                      (3,902)
                                                                     --------
  Pro Forma Interest Adjustment                                      $   (978)
                                                                     ========

     A 1.0% change in interest rates would affect interest expense by approximately $63 for the six months ended June 30, 2002.

          (b) To reflect the reduction in amortization of goodwill related to the goodwill disposed of and written-off from the sale.

          (c) To record the effect on interest expense for 2001 resulting from the application of sale proceeds to borrowings:
                                                           Pro Forma
                                                           Average   Pro Forma
                                             Annual Rate   Balance   Interest
                                            -------------  --------  --------
  Pro Forma Interest Expense:
Senior notes                                          13%  $ 24,895  $  3,236
Revolving credit facility                   Prime + 2.50%     5,711       482
Term loan A                                 Prime + 2.75%    13,654     1,173
Other debt (actual 2001 plus estimated
  unused line fees)                                                     2,088
                                                                     --------
  Total Pro Forma Cash Interest                                         6,979
Amortization of deferred financing costs                                1,261
                                                                     --------
  Total Pro Forma Interest                                              8,240
Less: Pro forma allocation to discontinued operations                  (1,257)
Less: Historical interest expense                                      (7,057)
                                                                     --------
  Pro Forma Interest Adjustment                                      $    (74)
                                                                     ========

     A 1.0% change in interest rates would affect interest expense by approximately $194 for 2001.

(c)  Exhibits

     Exhibit No.         Description of Exhibit
     -----------         ----------------------

        10.46 Asset Purchase Agreement dated September 12, 2002 by and between Reunion Industries, Inc. and Kingway Acquisition, Inc.

        10.47 Side Letter Agreement dated September 20, 2002 by and between Reunion Industries, Inc. and Kingway Acquisition, Inc.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.


Date:  September 24, 2002                     REUNION INDUSTRIES, INC.
       ------------------                           (Registrant)

                                              By: /s/ John M. Froehlich
                                                  ---------------------
                                                    John M. Froehlich
                                                 Executive Vice President
                                                   of Finance and Chief
                                                    Financial Officer

                                EXHIBIT INDEX

Exhibit No.     Description of Exhibit                                 Page
-----------     ----------------------                                 ----

   10.46        Asset Purchase Agreement dated                          13
                September 12, 2002 by and between
                Reunion Industries, Inc. and
                Kingway Acquisition, Inc.

   10.47        Side Letter Agreement dated                             46
                September 20, 2002 by and between
                Reunion Industries, Inc. and
                Kingway Acquisition, Inc.

                                                          EXHIBIT 10.46



                           ASSET PURCHASE AGREEMENT

                                by and between

                          REUNION INDUSTRIES, INC.,
                                  as Seller,

                                     and

                          KINGWAY ACQUISITION, INC.,
                                   as Buyer






September 12, 2002

                              TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
   1.1  Certain Definitions.1
   1.2  Other Defined Terms.6
   1.3  Accounting Principles.7
   1.4  Other Definitional Provisions; Construction.7
ARTICLE 2 SALE AND TRANSFER OF ASSETS; CLOSING . . . . . . . . . . . . . . . 7
   2.1  Assets To Be Sold.7
   2.2  Excluded Assets.8
   2.3  Consideration.9
   2.4  Liabilities.9
   2.5  Closing.10
   2.6  Closing Deliverables of Seller.10
   2.7  Closing Deliverables of Buyer.11
   2.8  Adjustment Amounts.11
   2.9  Contingent Notes.12
   2.10 Disputes.12
   2.11 Allocation of Purchase Price.12
ARTICLE 3 CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
   3.1  Conditions Precedent to Buyer"s Obligation to Close.13
   3.2  Conditions Precedent to Seller"s Obligation to Close.15
ARTICLE 4 REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . .16
   4.1  Representations and Warranties of the Seller.16
   4.2  Representations and Warranties of the Buyer.26
ARTICLE 5 COVENANTS AND AGREEMENTS . . . . . . . . . . . . . . . . . . . . .27
   5.1  Conduct of Business.27
   5.2  No-Shop Provisions.27
   5.3  Access and Information.27
   5.4  Supplemental Disclosure.28
   5.5  Interim Financial Statements.28
   5.6  Information for Filings.28
   5.7  Fulfillment of Conditions by Seller.28
   5.8  Fulfillment of Conditions by Buyer.28
   5.9  Assistance After Closing.28
   5.10 Publicity.28
   5.11 Transaction Costs.29
   5.12 Nondisclosure.29
   5.13 Noncompetition.29
   5.14 Employees.30
ARTICLE 6 INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . .30
   6.1  Survival.30
   6.2  Indemnification and Reimbursement by Seller.30
   6.3  Indemnification and Reimbursement by Seller " Environmental
         Matters.31
   6.4  Indemnification and Reimbursement by Buyer.32
   6.5  Right of Set Off.32
   6.6  Procedure for Indemnification " Third Party Claims.33
   6.7  Procedure for Indemnification " Other Claims.34
   6.8  [Intentionally Omitted].34
   6.9  No Indemnification or Set-Off For Certain Matters.34
ARTICLE 7 MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . .35
   7.1  Termination.35
   7.2  Notices.35
   7.3  Attorneys" Fees and Costs.36
   7.4  Further Assurances.36
   7.5  Counterparts.36
   7.6  Assignment.36
   7.7  Entire Agreement.37
   7.8  Governing Law.37
   7.9  Environmental Disputes.37

                            EXHIBITS AND SCHEDULES

            Exhibit A               -     Form of Contingent Note

            Schedule 2.1(b)         -     Tangible Personal Property
            Schedule 2.1(c)         -     Inventories
            Schedule 2.1(d)         -     Accounts Receivable
            Schedule 2.1(i)         -     Offset and Refund Claims
            Schedule 2.2(d)         -     Excluded Assets
            Schedule 3.1(f)         -     Buyer Government Authorizations
            Schedule 3.1(g)         -     Buyer Government Approvals
            Schedule 3.1(h)         -     Material Consents
            Schedule 4.1(c)         -     Encumbrances
            Schedule 4.1(e)         -     Real Property Leases
            Schedule 4.1(f)         -     Leases
            Schedule 4.1(h)         -     Accounts Receivable with Aging
Reports
            Schedule 4.1(i)         -     Inventories
            Schedule 4.1(j)         -     Conflicts
            Schedule 4.1(l)         -     Litigation
            Schedule 4.1(m)(i)            -     Compliance with Laws
            Schedule 4.1(m)(ii)           -     Governmental Authorizations
            Schedule 4.1(n)         -     Business Outside of Ordinary Course
            Schedule 4.1(o)(i)            -     Division Contracts
            Schedule 4.1(o)(ii)     -     Division Contracts In Default or
                                          Requiring Consents
            Schedule 4.1(o)(iii)    -     Breaches or Potential Breaches of
                                          Division Contracts or Encumbrances
                                          Affecting the Assets
            Schedule 4.1(p)         -     Environmental Issues
            Schedule 4.1(r)         -     Employees
            Schedule 4.1(s)         -     Intellectual Property Assets
            Schedule 6.9                  -     Due Diligence Matters

                           ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT ("Agreement") is made as of
September 12, 2002, by and between KINGWAY ACQUISITION, INC., a Delaware corporation ("Buyer"), and REUNION INDUSTRIES, INC., a Delaware corporation ("Seller").

RECITALS

      A. Seller operates a division known as Kingway Material Handling (the "Division").
      B. Buyer desires to purchase the Assets (as defined below) of the Division and assume the Assumed Liabilities (as defined below) of the Division, and Seller desires to convey the Assets (as defined below) and Assumed Liabilities to Buyer.
      NOW, THEREFORE, the parties hereto, in consideration of the premises and their mutual covenants and agreements herein set forth and intending to be legally bound hereby, covenant and agree as follows:
ARTICLE 1

DEFINITIONS
     1.1    Certain Definitions.
        In addition to other words and terms defined elsewhere in this Agreement, the following words and terms shall have the meanings set forth below (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):
      "Accounts Receivable" shall mean (i) all trade accounts receivable and other rights to payment from customers of the Division and the full benefit of all security for such accounts or debts, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of the Division, (ii) all other accounts or notes receivable of the Division and the full benefit of all security for such accounts or notes, and (iii) any claims, remedies and other rights of the Division related to any of the foregoing.
      "Affiliate" shall mean with respect to any Person, any other Person which is directly or indirectly controlling, controlled by or under common control with such Person or entity or any of its Subsidiaries, and the term "control" (including the terms "controlled by" and "under common control with") means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise. Notwithstanding anything to the contrary herein, neither Buyer nor any of its Affiliates shall be deemed to be Affiliates of the Seller by virtue of the transactions contemplated in this Agreement.
      "Benefit Plan" shall mean any plan, agreement, arrangement or commitment which is an executive or incentive compensation plan, bonus plan, deferred compensation agreement, employee pension, profit sharing, savings or retirement plan, employee stock option or stock purchase plan, group life, health, disability, sick pay or accident insurance or other employee benefit plan, agreement, arrangement or commitment, including, without limitation, severance, holiday, vacation, Christmas or other bonus plans (including, but not limited to, employee benefit plans, as defined in Section 3(3) of ERISA), maintained for the benefit of employees of Seller, whether or not maintained by Seller or with respect to which Seller makes or has any obligation to make contributions.
      "Benefit Plan Liabilities" shall mean any Liability of Seller with respect to vacation, pension, profit-sharing, Welfare Plans or Benefit Plans, medical, accident and health, life insurance and long-term disability payments to employees, officers or directors of Seller with respect to the Division on or prior to the Closing Date, except to the extent such Liability is reflected on the Interim Balance Sheet.
      "Best Efforts" shall mean the efforts that a reasonably prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however,that a Person required to use his Best Efforts under this Agreement will not be thereby required to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions, or to dispose of or make any material change to its business, expend any material funds or incur any other material burden.
      "Breach" shall mean any material violation or breach of, any material misrepresentation or inaccuracy in, any material default under, or any material failure to perform or comply with any representation, warranty, covenant, obligation, or other provision of any Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a material violation, breach, misrepresentation, inaccuracy, default or failure. When used with respect to this Agreement or any Contract delivered pursuant to this Agreement, a "Breach" will also be deemed to include any material claim (by any Person) or other material occurrence or circumstance that is or was materially inconsistent with any representation, warranty, covenant, promise, obligation, duty under, or other provision of, this Agreement or any Contract delivered pursuant to this Agreement.
      "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions in Delaware or Pennsylvania are authorized or required by law to close.
      "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9604, et seq.), as amended, and rules, regulations and standards properly promulgated thereunder.
      "Charter Documents" shall mean the Certificate of Incorporation of the Seller, including all amendments and supplements thereto.
      "Closing Date" shall mean the date on which the Closing occurs.
      "Code" shall mean the Internal Revenue Code of 1986, as amended or any successor law, and regulations issued by the IRS pursuant to the Code or any successor law.

      "Consent" shall mean any approval, consent, ratification, waiver or other authorization.

      "Contemplated Transactions" shall mean all of the transactions contemplated by this Agreement.

      "Contingent Note" shall mean the unsecured subordinated promissory note of Buyer payable to Seller in the principal amount of $7,000,000, in substantially the form of Exhibit A attached hereto.

      "Contract" shall mean any agreement, contract, Lease, consensual obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.
      "Division Contract" shall mean any Contract of Seller relating to the Division (i) under which the Division has or may acquire any rights or benefits, (ii) under which the Division has or may become subject to any obligation or liability, or (iii) by which the Division or any of the assets owned by Seller and used by the Division is or may become bound.

      "EBITDA" shall mean, for any period of determination, income from operations after deducting all expenses other than interest, taxes, depreciation and amortization, and after eliminating all extraordinary gains and extraordinary losses.

      "Encumbrance" shall mean any charge, claim, community property, interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership.
      "Environment" shall mean soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.
      "Environmental Laws" shall mean all past or present United States federal, state and local laws, statutes, ordinances, and codes which address, are related to, or are otherwise concerned with environmental issues, and all regulations, rules, standards, orders and directives of all properly constituted Governmental Authorities (charged with the responsibility of implementing or enforcing such laws, statutes, ordinances and codes) which have been properly promulgated, are in effect and are binding upon the Seller with respect to the Assets and/or the Division.
      "Environmental Liabilities" shall mean any obligations or liabilities (including any notices, claims, complaints or suits or other assertions of obligations or liabilities) that are based upon or related to (i) any provision of Environmental Laws or (ii) any judgment, order, writ, decree, permit or injunction imposed by any court, administrative agency, tribunal or otherwise that is related to an environmental condition at, on or under the Leased Real Property issue (including on-site or off-site contamination by Pollutants of surface or subsurface soil or water); including (A) fines, penalties, judgments, awards, settlements, losses, damages (including foreseeable and unforeseeable consequential damages), costs, fees (including attorneys" and consultants" fees), expenses and disbursements; (B) defense and other responses to any administrative or judicial action (including claims, notice letters, complaints, and other assertions of liability); and (C) any required demonstration of financial responsibility for (i) cleanup costs and injunctive relief, including any Removal, Remedial or other Response actions, and natural resource damages, and (ii) any other compliance or remedial measures.
      "Governmental Authorities" shall mean any federal, state or municipal court or other governmental department, commission, board, bureau, agency or instrumentality, governmental or quasi-governmental, domestic or foreign.
      "Governmental Authorization" shall mean any consent, license, or permit issued, granted, given, or otherwise made available by or under the authority or any Governmental Authority or pursuant to any Law.
      "Inventories" shall mean all inventories of the Division, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by the Division in the production of finished goods.
      "IRS" shall mean the Internal Revenue Service and any governmental body or agency succeeding to the functions thereof.
      "Knowledge", "Know", "Knows" and similar words, when used in connection with Seller, shall mean the actual knowledge of Kimball Bradley, John Froehlich, Tony Stewart, Kerry Strother, Dave McLain, Dave Mickelsen, John Heath and Jim McDermott.
      "Laws" shall mean all U.S. and foreign federal, state or local statutes, laws, rules, regulations, ordinances, codes, rules of common law, and the like that are presently in effect, including any judicial or administrative interpretations thereof, and any final judicial or administrative orders, consents, decrees or judgments.
      "Lease" shall mean any lease, rental or occupancy agreement, license, or installment and conditional sale agreement to which Seller is a party with respect to the Division and any other Division Contract pertaining to the leasing or use of Leased Real Property or Tangible Personal Property, including, without limitation, the Real Property Leases;
      "Leased Real Property" shall mean the real property leased by Seller as tenant in connection with the operation of the Division under the Real Property Leases described in Schedule 4.1(e) together with all buildings, facilities and other improvements thereon and all licenses, leases, rights, privileges and appurtenances pertaining thereto.
      "Material Adverse Effect" shall mean, as Buyer shall determine in its sole discretion (reasonably applied), a material adverse effect upon the business, operations, Leased Real Property, Assets, goodwill or condition (financial or otherwise) of the Division, either individually or in the aggregate. In determining whether any individual event would have a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would have a Material Adverse Effect.
      "Ordinary Course of Business" shall mean an action taken that is consistent in nature, scope and magnitude with past practices of any Person and is taken in the ordinary course of its normal day-to-day operations.
      "Person" shall mean any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or department, agency or political subdivision thereof.
      "Pollutant" shall include any "hazardous substance" and any "pollutant or contaminant" as those terms are defined in CERCLA; any "hazardous waste" as that term is defined in RCRA; any "air pollutant" as that term is defined in the Clean Air Act (42 U.S.C. 7401 et seq.); and any "hazardous material" as that term is defined in the Hazardous Materials Transportation Act (49 U.S.C. 5101 et seq.), as amended (including as those terms are currently defined, construed, or otherwise used in rules, regulations, standards, guidelines and publications issued pursuant to, or otherwise in implementation of, said Environmental Laws); and including, without limitation, any petroleum product or byproduct, solvent, flammable or explosive material, radioactive material (except for naturally occurring radioactive materials), asbestos, mold, polychlorinated biphenyls (PCBs), dioxins, dibenzofurans, heavy metals, and radon gas; and including any other substance or material that is reasonably determined to present a threat, hazard or risk to human health or the environment.

      "RCRA" shall mean the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), as amended, and all rules, regulations and standards properly promulgated thereunder.
      "Release" shall mean any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the Environment or into or out of any property.
      "Removal," "Remedial" and "Response" actions shall include "removal, "remedial," "response" and similar types of clean-up activities covered by CERCLA, RCRA, and other comparable Environmental Laws.
      "Subsidiary" of any corporation shall mean any other corporation or limited liability company of which the outstanding capital stock possessing a majority of voting power in the election of directors (otherwise than as the result of a default) is owned or controlled by such corporation directly or indirectly through Subsidiaries.

      "Tangible Personal Property" shall mean all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than Inventories) of every kind owned or leased by Seller and used by the Division (wherever located and whether or not carried on Seller"s books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof, and all maintenance records and other documents relating thereto.

      "Tax" shall mean any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees" income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum, and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever, and any interest, penalties, additions or additional amounts thereon, imposed, assessed, collected by or under the authority of any Governmental Authority or payable under any tax-sharing agreement or any other Contract.

      "Transaction Documents" shall mean this Agreement, the Contingent Note, the Bill of Sale, the Intellectual Property Assignment, the Assignment and Assumption Agreement and the other documents and agreements executed and delivered in connection with the Contemplated Transactions.

      "UST" shall mean an underground storage tank, including as that term is defined, construed and otherwise used in RCRA and in rules, regulations, standards, guidelines and publications issued pursuant to RCRA and comparable state and local laws.

      "Welfare Plan" shall mean any "employee welfare benefit plan" as such term is defined in Section 3(l) of ERISA.
      "Working Capital" for any period of determination shall mean an amount equal to (a) the sum of the following relating to the Division: (i) prepaid expenses, plus (ii) Inventory, plus (iii) Accounts Receivable, less (b) the sum of the following relating to the Division: (i) trade payables, plus (ii) accrued expenses, plus (iii) all other current liabilities assumed by Buyer pursuant to this Agreement.
     1.2    Other Defined Terms.
        The following is a list of additional terms used in this Agreement and a reference to the Section hereof in which such term is defined:

"Actual Net Working Capital"                         Section 2.8(b)
"Adjustment Amounts"                                 Section 2.8
"Agreement"                                          Preamble
"Assets"                                             Section 2.1
"Assignment and Assumption Agreement"                Section 2.6(d)
"Assumed Liabilities"                                Section 2.4
"Balance Sheet"                                      Section 4.1(b)
"Bill of Sale"                                       Section 2.6(a)
"Business"                                           Section 5.13(a)
"Buyer"                                              Preamble
"Cash Purchase Price"                                Section 2.3
"Closing Adjustment Amount"                          Section 2.8(a)
"Closing"                                            Section 2.5
"Confidential Information"                           Section 5.12
"Damages"                                            Section 6.2
"Due Diligence Matters"                              Section 6.9
"Estimated Net Working Capital"                      Section 2.8(a)
"Excluded Assets"                                    Section 2.2
"GAAP"                                               Section 1.3
"Improvements"                                       Section 4.1(g)
"Indemnified Persons"                                Section 6.2
"Independent Accountants"                            Section 2.10
"Intellectual Property Assets"                       Section 4.1(s)
"Intellectual PropertyAssignment"                    Section 2.6(c)
"Interim Balance Sheet"                              Section 4.1(b)
"Liabilities"                                        Section 2.4
"Material Consents"                                  Section 3.1(h)
"Permitted Encumbrances"                             Section 4.1(c)
"Post-Closing AdjustmentAmount"                      Section 2.8(b)
"Proceeding"                                         Section 3.1(e)
"Purchase Price"                                     Section 2.3
"Real Property Leases"                               Section 4.1(e)
"Required Working Capital"                           Section 2.8(a)
"Seller"                                             Preamble
"Shares"                                             Recitals
"Technical Expert"                                   Section 7.9
"Territory"                                          Section 5.13(a)

     1.3Accounting Principles.
        The character or amount of any asset, liability, capital account or reserve and of any item of income or expense to be determined, and any consolidation or other accounting computation to be made, and the construction of any definition containing a financial term, pursuant to this Agreement shall be determined or made in accordance with generally accepted accounting principles in the United States of America consistently applied ("GAAP").
     1.4    Other Definitional Provisions; Construction.
        Whenever the context so requires, neuter gender includes the masculine and feminine, the singular number includes the plural and vice versa. The words "hereof" "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not in any particular provision of this agreement, and references to section, article, annex, schedule, exhibit and like references are references to this Agreement unless otherwise specified.
ARTICLE 2

SALE AND TRANSFER OF ASSETS; CLOSING
     2.1    Assets To Be Sold.
        Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, but effective as of 5:00 p.m. (EST) on the Closing Date, Seller shall sell, convey, assign, transfer and deliver to Buyer, free and clear of any Encumbrances other than Permitted Encumbrances, and Buyer shall purchase and acquire from Seller, all of Seller"s right, title and interest in and to all of the property and assets, real, personal or mixed, tangible and intangible, of every kind and description, without limitation, wherever located, of Seller used by, arising from or constituting part of the Division, including the following:
           (a) all leasehold and other title to or interest in all Real Property Leased, under the Real Property Leases described in Schedule 4.1(e);
           (b) all Tangible Personal Property, including, but not limited to, those items described in Schedule 2.1(b);
           (c) all Inventories of the Division, including, but not limited to those items described in Schedule 2.1(c);
           (d) all Accounts Receivable of the Division, including, but not limited to those items described in Schedule 2.1(d);
           (e) all Seller"s rights in, to and under all Division Contracts, including those listed in Schedule 4.1(o)(i), and all outstanding offers or solicitations made by or to Seller to enter into any Contract with respect to the business or operations of the Division;
           (f) all Governmental Authorizations with respect to the business or operations of the Division and all pending applications therefor or renewals thereof, in each case to the extent transferable to Buyer, including those listed in Schedule 4.1(m)(ii);
           (g) all data and records related to the operations of the Division, including the Division"s client and customer lists and records, referral sources, research and development reports and records, production reports and records, service and warranty records, equipment logs, operating guides and manuals, financial and accounting records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and records and copies of all personnel records and other records;
           (h) all of the intangible rights and property of Seller relating to the business or operations of the Division, including the Division"s Intellectual Property Assets, going concern value, good-will, telephone, telecopy and e-mail addresses, websites and listings including those items listed in Schedule 4.1(s); and
           (i) all rights of Seller relating to deposits and prepaid expenses of the Division, claims for refunds and rights to offset in respect thereof which are not listed in Schedule 2.1(i).
      All of the foregoing property and assets are herein referred to collectively as the "Assets". Notwithstanding the foregoing, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any Liability in respect thereof unless the Buyer expressly assumes such Liability pursuant to Section 2.4.
     2.2    Excluded Assets.
        Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the following items (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets, and shall remain the property of Seller after the
Closing:
           (a) the minute books, stock records and corporate seal of Seller;
           (b) all personnel records and other records that Seller is required by law to retain in its possession;
           (c) all rights of Seller under this Agreement and the other Transaction Documents;
           (d) the "Reunion" name and permutations thereof and all related trademarks, trade names, service marks, domain names and other intellectual property containing the name "Reunion" and permutations thereof; and
           (e) all cash, checking accounts, savings accounts, money market accounts and other cash or cash equivalent or deposit account.
     2.3    Consideration.
        The total consideration for the Assets (the "Purchase Price") will be
(a) $25,000,000, (b) plus the Contingent Note, and (c) plus or minus the Adjustment Amounts. The Purchase Price shall be paid as follows: (x) at the Closing, $25,000,000 by wire transfer (the "Cash Purchase Price"); (y) the Adjustment Amounts shall be paid in accordance with Section 2.8; and (z) the Contingent Note shall be issued in accordance with Section 2.9 and paid in accordance with its terms.
     2.4    Liabilities.
        It is understood and agreed that Buyer will not assume any direct or indirect debts, obligations or liabilities of Seller of any nature, whether absolute, accrued, contingent, liquidated or otherwise, and whether due or to become due, asserted or unasserted, known or unknown, including, without limitation, Environmental Liabilities and Benefit Plan Liabilities (collectively, "Liabilities"), except for the following specifically identified liabilities (the "Assumed Liabilities"), which shall be assumed by Buyer at Closing, but effective as of 5:00 p.m. (EST) on the Closing Date:
           (a) any current Liability of the Division, which is not associated with funded debt, reflected on the Interim Balance Sheet of the Division which remains unpaid on the Closing Date;
           (b) any current Liability of the Division, which is not associated with funded debt, that is incurred by Seller in the Ordinary Course of Business between the date of the Interim Balance Sheet and the Closing Date which remains unpaid on the Closing Date;
           (c)    any Liability of the Division under Division Contracts;
           (d) all Liabilities and obligations of Seller in respect of the Division Contracts listed or described in Schedule 4.1(o)(i) which relate to benefits thereunder which are realized or delivered or which otherwise arise on or after the Closing Date and obligations of Seller which arise thereunder before the Closing Date but only to the extent such obligations would be Assumed Liabilities of Buyer under clause (a) through (c) above and, furthermore, Buyer shall not assume or agree to pay, discharge or perform any Liabilities or obligations arising out of any Breach by Seller of or its failure to perform under any such Contract in accordance with its terms prior to the Closing; and
           (e) any Liability of Seller with respect to continuation coverage under Section 4980B of the Code for employees of the Division.
     For purposes of this Agreement, (x) Assumed Liabilities do not include any Liabilities under a Division Contract resulting from or relating to any Breach by Seller under such Division Contract and (y) the Assumed Liabilities shall not include any warranty claims made against any inventory sold by the Division prior to the Closing Date.

     2.5    Closing.
        The consummation of the purchase and sale provided for in this Agreement (the "Closing") will take place at the offices of Buyer"s counsel at 2001 Ross Avenue, Suite 3000, Dallas, Texas, at 10:00 a.m. (local time) on or before September 20, 2002, or such other earlier date, time and place as the parties hereto may agree.
     2.6    Closing Deliverables of Seller.
        In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing, Seller shall deliver to Buyer:
           (a) a bill of sale for all the Assets, in a form mutually acceptable to Buyer and Seller (the "Bill of Sale");
           (b) for each Real Property Lease, an assignment and assumption of lease or such other appropriate document or instrument of transfer, as the case may require, each in form and substance reasonably satisfactory to Buyer and its legal counsel;
           (c) assignments of all Intellectual Property Assets, in a form mutually acceptable to Buyer and Seller (collectively, the "Intellectual Property Assignment");
           (d) an assignment and assumption agreement, in a form mutually acceptable to Buyer and Seller (the "Assignment and Assumption Agreement");
           (e) such other bills of sale, assignments, assumptions, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance reasonably satisfactory to Buyer and its legal counsel and executed by Seller;
           (f) a certificate executed by Seller as to the accuracy in all material respects of its representations and warranties as of the date of this Agreement and as to its compliance in all material respects with and performance of its covenants and obligations to be performed or complied with at or before the Closing Date;
           (g) a certificate of the Secretary of Seller certifying, as complete and accurate as of the Closing Date, copies of the Charter Documents of Seller, certifying all requisite resolutions or actions of Seller"s board of directors approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency of the officers of Seller executing this Agreement and any other Transaction Documents on behalf of Seller; and
           (h) a certificate executed by the Chief Operating Officer of Seller and the Controller of the Division certifying that the Balance Sheet, Interim Balance Sheet and Projections of the Division are true, correct and complete, in form and substance acceptable to Buyer in Buyer"s sole discretion.
     2.7    Closing Deliverables of Buyer.
        In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing, Buyer shall deliver or cause to be delivered to Seller:
           (a) the Contingent Note executed by Buyer;
           (b) countersigned copies of the Real Estate Lease assignment and assumption documents delivered by Seller pursuant to Section 2.6(b);
           (c) a countersigned copy of the Assignment and Assumption
      Agreement;
           (d) such other bills of sale, assignments, assumptions, certificates of title, documents and other instruments of transfer and conveyance as may be reasonably requested by Seller, each in form and substance reasonably satisfactory to Seller and its counsel;
           (e) a certificate executed by Buyer as to the accuracy in all material respects of its representations and warranties as of the date of this Agreement and as to its compliance in all material respects with and performance of its covenants and obligations to be performed or complied with at or before the Closing Date; and
           (f) a certificate of the Secretary of Buyer certifying, as complete and accurate as of the Closing Date, copies of the charter documents of

      Buyer, certifying all requisite resolutions or actions of Buyer"s board of directors approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency of the officers of Buyer executing this Agreement and any other Transaction Documents on behalf of Buyer.
     2.8    Adjustment Amounts.
        The "Adjustment Amounts" are comprised of the Closing Adjustment Amount and the Post-Closing Adjustment Amount, which shall be determined and paid as follows:
           (a) Closing Adjustment Amount. The Cash Purchase Price shall be adjusted (up or down) at the Closing by the "Closing Adjustment Amount", which shall be equal to the amount by which the estimated Working Capital of the Division ("Estimated Net Working Capital") differs from $5,000,000 ("Required Working Capital"). The Estimated Net Working Capital shall be determined by the Seller, and Seller shall provide Buyer and its certified public accountants with the results of such determination within at least three (3) Business Days prior to the Closing, or such later date as otherwise agreed by the parties.
           (b) Post-Closing Adjustment Amount. The Purchase Price shall be adjusted by an amount (the "Post-Closing Adjustment Amount") equal to
      (i) the difference, if any, between the Working Capital of the Division (as determined by Buyer and its certified public accountants on a consistent basis with Seller"s determination under Section 2.8(a)) calculated within 90 days following the Closing ("Actual Net Working Capital") and the Estimated Net Working Capital.
           (c) Review of Post-Closing Adjustment Amount. Seller shall have a period of five (5) Business Days to review Buyer"s determination of the Actual Net Working Capital and provide Buyer with notice of a dispute with respect thereto. Buyer shall provide Seller and its certified public accountants with access to all work papers and other books and records necessary for Seller to review Buyer"s determination of the Actual Net Working Capital.
           (d)    Payment of Post-Closing Adjustment Amount.  Subject to
      Section 2.10, the Post-Closing Adjustment Amount shall be paid as follows: (i) if the Actual Net Working is less than the Estimated Net Working Capital, Seller shall pay to Buyer, within three (3) Business Days of the end of Seller"s five (5) Business Days review period, the amount of such difference in immediately avoidable funds wired to an account designated by Buyer; and (ii) if the Actual Net Working Capital is greater than the Estimated Net Working Capital, Buyer shall pay to Seller, within three (3) Business Days of the end of Seller"s five (5) Business Day review period, the amount of such difference in immediately available funds wired to an account designated by Seller.
     2.9    Contingent Notes.
        Buyer shall execute and deliver to Seller the Contingent Note.
     2.10   Disputes.
        Any dispute arising out of the calculation of the amounts determined under either Section 2.8 or 2.9 (it being understood that this Section 2.10 shall not apply to disputes relating to enforcement or performance of Buyer"s obligations under the Contingent Note) shall be resolved between Seller and Buyer; provided, however, that if Seller and Buyer fail to resolve such issues within ten (10) Business Days, then, Seller and Buyer shall submit such issues in dispute to a mutually agreeable accounting firm located in St. Louis, Missouri, or Denver, Colorado (the "Independent Accountants"), for resolution applying GAAP, and such resolution shall be binding on Buyer and Seller. If issues remaining in dispute are submitted to the Independent Accountants for resolution, Seller and Buyer shall furnish or cause to be furnished to the Independent Accountants such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and are available to that party or its agents and shall be afforded the opportunity to present to the Independent Accountants any material relating to the disputed issues and to discuss the issues with the Independent Accountants. Seller and Buyer will each bear 50% of the fees and costs of the

Independent Accountants for such determination. Buyer or Seller, as applicable, shall pay the disputed amount to the other party within three (3) Business Days of the determination by the Independent Accountant.
     2.11   Allocation of Purchase Price.
        Buyer and Seller shall agree on an allocation of the Purchase Price for the filing of Federal Form 8594 and other filings with Governmental Authorities. This allocation shall assign appropriate values to all tangible and intangible Assets acquired by Buyer. In any Proceeding to the determination of any Tax, neither Buyer nor Seller shall contend or represent that such allocation is not a correct allocation.
ARTICLE 3

CONDITIONS
     3.1    Conditions Precedent to Buyer"s Obligation to Close.
      Buyer"s obligation to purchase the Assets and assume the Assumed Liabilities and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):
           (a) Accuracy of Representations. All of Seller"s representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the time of the Closing as if then made.
           (b)    Seller"s Performance.
                  (i) All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects; and
                  (ii) Seller must have delivered each of the documents required to be delivered by it pursuant to
                        Section 2.6.
           (c) Closing Documents. Seller shall have caused the documents and instruments required by Section 2.6 and the following documents to be delivered (or tendered subject only to Closing) to Buyer:
                  (i) an opinion of Reed Smith LLP, dated as of the Closing Date, in a form acceptable to Buyer, Seller and each of its legal counsel;
                  (ii) The Charter Documents of Seller, duly certified as of a recent date by the Secretary of State of the jurisdiction of Seller"s incorporation;
                  (iii) Releases of all Encumbrances on the Assets, other than
                        Permitted Encumbrances;
                  (iv) Certificate(s) dated as of a recent date as to the good standing of Seller and payment of all applicable state franchise Taxes by Seller, executed by the appropriate officials of the State of Delaware; and
                  (v) A certificate signed by an officer of Seller certifying as to the matters required by
                        Section 3.1(b)(i).
           (d) Material Adverse Effect. There shall not have occurred a Material Adverse Effect in the business or financial condition of the Division since April 30, 2002; provided, that the Buyer acknowledges that it is aware of the matters set forth on Schedule 6.9 and that such matters shall not constitute or give rise to a Material Adverse Effect in the Division.
           (e) No Proceedings. Since the date of this Agreement, there shall not have been commenced or threatened against Buyer, or against any Affiliate of Buyer, any action before any Governmental Authority

      ("Proceeding") (i) involving any challenge to, or seeking Damages or other relief in connection with, any of the Contemplated Transactions, or (ii) that may have the effect of preventing, delaying, making illegal, imposing material limitations or conditions on, or otherwise materially interfering with any of the Contemplated Transactions.
           (f) Licenses and Permits. Buyer shall have received such Governmental Authorizations as are necessary to allow Buyer to operate the Assets from and after the Closing, which Government Authorizations are described on Schedule 3.1(f).
           (g) Governmental Approvals. Buyer shall have obtained assurances from all of the necessary Governmental Authorities, in form and substance reasonably satisfactory to Buyer, that Buyer will be granted all Governmental Authorizations necessary or appropriate for the operation of the Assets, as previously operated, following the Closing Date, which Governmental Authorizations are described on
      Schedule 3.1(g).
           (h) Consents. Each of the Consents identified in Schedule 3.1(h) (the "Material Consents") must have been obtained and must be in full force and effect.
           (i) Environmental Reports. Buyer shall have received reports covering the Seller"s Leased Real Property in form and substance satisfactory to Buyer.
           (j) Credit Approval. Buyer shall have completed its internal approval process for the transactions contemplated by this Agreement.
           (k) Financing. Buyer shall have entered into certain financing arrangements, in a form and on terms acceptable to Buyer in Buyer"s sole discretion, and all conditions precedent to funding of the loans in connection therewith shall have been met or waived, and the transactions contemplated thereby, specifically, the lending of money to Buyer, shall be consummated simultaneously with the Closing.
           (l) Due Diligence. Buyer or its representatives or agents shall have completed its business, legal and accounting due diligence review of the Contemplated Transactions and related matters, the results of which will be acceptable to Buyer in its sole discretion.
           (m) Tax Allocation. Buyer and Seller shall have agreed upon an allocation of the Purchase Price and shall agree to abide by such allocations for all tax reporting purposes.
           (n) Interim Balance Sheet. Seller shall have delivered an unaudited balance sheet of the Division as of August 31, 2002, to Buyer, which shall be in form and substance acceptable to Buyer, in its sole discretion (reasonably applied).
     3.2    Conditions Precedent to Seller"s Obligation to Close.
        Seller"s obligation to sell the Assets and assign the Assumed Liabilities to Buyer and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):
           (a) Accuracy of Representations. All of Buyer"s representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.
           (b)    Buyer Performance.
                  (i) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects; and
                  (ii) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to

                        Section 2.7, and Buyer shall have made the payments required to be made at Closing by Section 2.3
           (c) Additional Documents. Buyer shall have caused the documents and instruments required by Section 2.7 and the following documents to be delivered (or tendered subject only to Closing) to Seller:
                  (i)   an opinion of Patton Boggs LLP, in a form acceptable
                        to Buyer, Seller and each of its legal counsel;
                  (ii)  the charter documents of Buyer, duly certified as of a recent date by the Secretary of State of the jurisdiction of Buyer"s incorporation;
                  (iii) a certificate signed by an officer of Buyer certifying as to the matters required by Section 3.2(b)(i).
           (d) No Proceedings. Since the date of this Agreement, there shall not have been commenced or threatened against Seller, or against any Affiliate of Seller, any Proceeding (i) involving any challenge to, or seeking Damages or other relief in connection with, any of the Contemplated Transactions, or (ii) that may have the effect of preventing, delaying, making illegal, imposing material limitations or conditions on, or otherwise materially interfering with any of the Contemplated Transactions.
           (e) Consents. Each of the Material Consents must have been obtained and must be in full force and effect.
ARTICLE 4

REPRESENTATIONS AND WARRANTIES
     4.1    Representations and Warranties of the Seller.
        As a material inducement to Buyer to enter into this Agreement and purchase the Assets, the Seller hereby represents and warrants to Buyer as follows:
           (a)    Organization and Power.




            Seller is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Division Contracts. Seller is duly qualified to do business as a foreign corporation and is in good outstanding under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where failure to be so qualified and in good standing would not have a Material Adverse Effect.
           (b)    Financial Statements and Financial Projections.
                  (i)   Financial Statements.  Seller has delivered to Buyer:
                        (A) an unaudited balance sheet of the Division as at December 31, 2001 (the "Balance Sheet"), and the related unaudited statements of income and cash flows for the fiscal year then ended, (B) unaudited balance sheets of the Division as at December 31 in each of the years 1999 and 2000, and the related statements of income and cash flows for each of the fiscal years then ended, (C) an unaudited balance sheet of the Division as of July 31, 2002 (the "Interim Balance Sheet") and the related unaudited statement of income, and cash flows for the seven (7) months then ended. Such financial statements fairly present the financial condition and the results of operations and cash flows of the Division as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in this Section 4.1(b) reflect and will reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. The financial statements have been and will be prepared from and are in accordance with the books and records of Seller, which have been prepared in accordance with this Section 4.1(b).
                  (ii) Financial Projections. The Seller has delivered to the Buyer financial projections of the Division for the period from September 1, 2002 through December 31, 2003 derived from various assumptions of the Seller"s management (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Seller"s management.
           (c) Title to Assets. Seller has good and marketable title to all of the Assets and owns all of the Assets free and clear of all Encumbrances, other than (i) Encumbrances for current Taxes not yet due;
      (ii) minor imperfections of title and Encumbrances that do not materially detract from or interfere with the present use or value of such Assets; and (iii) Encumbrances described in Schedule 4.1(c). The execution and delivery of the Transaction Documents by Seller at the Closing will convey to and vest in Buyer good and marketable title to the Assets, free and clear of any Encumbrances except the Assumed Liabilities and the Encumbrances described in clauses (i) and (ii) above (collectively, the "Permitted Encumbrances").
           (d) Condition of Assets. The Assets constitute all assets used by Seller in the conduct of the business of the Division (other than the Excluded Assets). All facilities, machinery, equipment, fixtures, vehicles and other tangible property owned, leased or used by Seller and used in the operation of the Division are in good operating condition and repair, normal wear and tear excepted, are reasonably fit and usable for the purposes for which they are being used. Seller maintains policies of insurance issued by insurers of recognized responsibility insuring Seller and its assets and business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or similar businesses and similarly situated.
           (e)    Real Property Leases.  Schedule 4.1(e) sets forth a list of all Leases of Leased Real Property (the "Real Property Leases").
           (f)    Leases.  Each of the Leases is valid, binding and
      enforceable in accordance with its terms and is in full force and effect, and, except as disclosed on Schedule 4.1(f), to the Knowledge of Seller, there are no offsets or defenses by either lessor or lessee thereunder. Except as set forth on Schedule 4.1(f), there are no existing defaults, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults, under any of the Leases. Except as disclosed in
      Schedule 4.1(f), no assignment of any Lease by Seller to Buyer will (i) permit the lessor to accelerate the rent or cause the lease terms to be renegotiated, (ii) constitute a default thereunder or (iii) require the consent of the lessor or any third party.
           (g) Condition Of Facilities. Use of the Leased Real Property for the various purposes for which it is presently being used is permitted as of right under all applicable Laws; (ii) all Improvements are in material compliance with all applicable Laws; (iii) all buildings, fixtures and improvements located on the Leased Real Property, including those under construction ("Improvements") are in good repair and in good condition, ordinary wear and tear excepted, and to the Knowledge of Seller are free from latent and patent defects; (iv) no part of any Improvement encroaches on any real property not included in the Leased Real Property and there are no Improvements primarily situated on adjoining property which encroach on any part of the Leased Real Property; and (v) to the Knowledge of Seller there is no existing or proposed plan to modify or realign any street or highway or any existing or proposed eminent domain proceeding that would result in the taking of all or any part of any Leased Real Property or that would prevent or hinder the continued use of any Leased Real Property as heretofore used in the conduct of the business of the Division.
           (h) Accounts Receivable. All Accounts Receivable that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of Seller as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed by the Division in the Ordinary Course of Business. Except to the extent paid prior to the Closing Date, such Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet (which reserves are adequate and calculated consistent with past practice). There is no contest, claim, defense or right of set-off under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable. Schedule 4.1(h) contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of each such Accounts Receivable.
           (i) Inventories. All items included in the Inventories consist of a quality and quantity usable and saleable in the Ordinary Course of Business of the Division except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of Seller as of the Closing Date, as the case may be. Except as disclosed on Schedule 4.1(i), with respect to the Division, Seller is not in possession of any inventory not owned by Seller, including goods already sold. All of the Inventories have been priced at the lower of cost or market on a first in, first out basis. Inventories now on hand that were purchased subsequent to the date of the Balance Sheet or the Interim Balance Sheet were purchased in the Ordinary Course of Business of the Division. The quantities of each item of Inventories (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Division. Work-in-process Inventories are now and will be valued on the Closing Date according to GAAP.
           (j)    Authorization; No Breach.
                  (i) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Upon the execution and delivery by Seller of each other Transaction Document to which it is a party, such other Transaction Documents will constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Except as set forth in Schedule 4.1(j), Seller has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations under this Agreement and such other Transaction Documents, and such action has been duly authorized by all necessary action by Seller"s board of directors.
                  (ii) Except as set forth in Schedule 4.1(j), neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated

                        Transactions will, directly or indirectly (with or without notice or lapse of time):
                        (A) Breach (1) any provision of any of the Charter Documents of Seller, or (2) any resolution adopted by the board of directors of Seller;
                        (B) Breach or give any Governmental Authority or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Law to which Seller, or any of the Assets, may be subject;
                        (C) contravene, conflict with, or result in a violation or breach of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Seller relating to the Division or that otherwise relates to the Assets or to the business of the Division;
                        (D) Breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Division Contract; or
                        (E) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets.
      Except as set forth in Schedule 4.1(j), Seller is not required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
           (k) Governmental Approvals. No registration with or consent or approval of, or other action by, any Governmental Authority is or will be required in connection with the consummation of the Contemplated Transactions by the Seller.
           (l) Litigation. Except as listed in Schedule 4.1(l), no litigation, arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the Knowledge of Seller, threatened against the Division or the Contemplated Transactions, and Seller does not Know of any basis for any such litigation, arbitration, investigation or proceeding. Other than as listed in Schedule 4.1(l), Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Authority with respect to the Division.
           (m)    Compliance with Laws.
                  (i)   Except as set forth in Schedule 4.1(m)(i):
                        (A) Seller is in compliance in all material respects with each Law to which the business, operations, assets or properties of the Division are subject, including without limitation, the Occupational Safety and Health Act, and has obtained and adhered in all material respects to the requirements of any Governmental Authorization necessary to the ownership of its assets and properties or to the conduct of the Division, except where the failure to obtain such Governmental Authorization would not have a Material Adverse Effect;
                        (B) To the Knowledge of Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a material violation by the Division of, or a failure on the part of the Division to comply with, any Law; and
                        (C) Seller has not received any written or, to the Knowledge of Seller, oral notice or other communication from any Governmental Authority or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any Law by the Division.

                  (ii) Schedule 4.1(m)(ii) contains a complete and accurate list of each Governmental Authorization that is held by Seller with respect to the operation of the Division or that otherwise relates to the Division"s business or the Assets. Each such Governmental Authorization listed in Schedule 4.1(m)(ii) is valid and in full force and effect. Except as set forth in
                        Schedule 4.1(m)(ii):
                        (A) Seller has been in compliance in all material respects with all of the terms and requirements of each Governmental Authorization identified in Schedule 4.1(m)(ii).
                        (B) To the Knowledge of Seller, no event has occurred or circumstance exists that may (with or without notice or lapse of time) (1) constitute or result directly or indirectly in a material violation of or a material failure to comply with any term or requirement of any Governmental Authorization listed in Schedule 4.1(m)(ii), or
                  (2) result directly or indirectly in the revocation, withdrawal. suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed in Schedule 4.1(m)(ii).
                        (C) Seller has not received any written or, to the Knowledge of Seller, oral notice or other communication from any Governmental Authority or any other Person regarding (1) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any such Governmental Authorization, or (2) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any such Governmental Authorization.
                        (D) All applications required to have been filed on or before the date hereof for the renewal of the Governmental Authorizations listed in Schedule 4.1(m)(ii) have been duly filed on a timely basis with the appropriate Governmental Authorities, and all other filings required to have been made on or before the date hereof with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Authorities.
            The Governmental Authorizations listed in Schedule 4.1(m)(ii) collectively constitute all of the Governmental Authorizations necessary to permit Seller to lawfully conduct and operate the business of the Division in the manner it currently conducts and operates such business and to permit Seller to own and use the Assets of the Division in the manner in which it currently owns and uses such Assets.
           (n) Absence of Certain Changes and Events. Except as set forth in Schedule 4.1(n), since the date of the Balance Sheet, Seller has conducted the business of the Division only in the Ordinary Course of Business and there has not been any:
                  (i) payment or increases (except in the Ordinary Course of Business) by Seller of any bonuses, salaries, or other compensation to any officer or employee of the Division or entry into any employment, severance, or similar Contract with any officer or employee of the Division;
                  (ii) material damage to or destruction or loss of any Asset, whether or not covered by insurance;
                  (iii) sale (other than sales of Inventories in the Ordinary
                        Course of Business), lease, or other disposition of any asset or property of the Division including the sale, lease, or other disposition of any of the Intellectual Property Assets or the creation of any

                        Encumbrance on any Asset;
                  (iv) material change in the accounting methods used by Seller; or
                  (v) agreement, whether oral or written, by Seller to do any of the foregoing.
           (o)    Contracts; No Defaults
                  (i) Schedule 4.1(o)(i) contains an accurate and complete list, and Seller has delivered to Buyer accurate and complete copies, of:
                        (A) each Division Contract that involves performance of services or delivery of goods or materials by Seller of an amount or value in excess of $100,000;
                        (B) each Division Contract that involves performance of services or delivery of goods or materials to Seller of an amount or value in excess of $10,000, other than Inventories in the Ordinary Course of Business;
                        (C) each Division Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Seller in excess of $10,000;
                        (D) each Division Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one (1) year);
                        (E)   each Division Contract with respect to
                  Intellectual Property Assets, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;
                        (F) each Division Contract with any labor union or other employee representative of a group of employees relating to wages, hours, and other conditions of employment;
                        (G) each Division Contract (however named) involving a sharing of profits, losses, costs or liabilities by Seller with any other Person;
                        (H) each Division Contract containing covenants that in any way purport to restrict the Division"s business activity or limit the freedom of the Division to engage in any line of business or to compete with any Person;
                        (I) each Division Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;
                        (J) each power of attorney of Seller applicable to the Division that is currently effective and outstanding;
                        (K) each Division Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by Seller to be responsible for consequential damages;
                        (L) each Division Contract for capital expenditures in excess of $10,000;
                        (M) each Division Contract not denominated in U.S. dollars;
                        (N) each written warranty, guaranty and/or other similar undertaking with respect to contractual performance extended by the Division other than in the Ordinary Course of Business; and
                        (O) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.
                  (ii)  Except as set forth in Schedule 4.1(o)(ii):

                        (A)   each Division Contract identified in
                  Schedule 4.1(o)(i) and which is to be assigned to or assumed by Buyer under this Agreement is in full force and effect and is valid and enforceable in accordance with its terms; and
                        (B) each Division Contract identified in Schedule 4.1(o)(i) and which is being assigned to or assumed by Buyer is assignable by Seller to Buyer without the Consent of any other Person.
                  (iii) Except as set forth in Schedule 4.1(o)(iii):
                        (A) Seller is not presently in Breach of any Division Contract which is being assumed by Buyer;
                        (B) To the Knowledge of Seller, each other Person that has any obligation under any Division Contract which is being assigned to Buyer is not presently in Breach of such Contract;
                        (C) To the Knowledge of Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time) contravenes, conflicts with, or has resulted in a Breach of, or give Seller or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Division Contract which is being assigned to or assumed by Buyer;
                        (D) To the Knowledge of Seller, no event has occurred or circumstance exists under or by virtue of any Division Contract that (with or without notice or lapse of time) would cause the creation of any Encumbrance affecting any of the Assets; and
                        (E) Seller has not given to or to the Knowledge of Seller, received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or Breach of, or default under, any Division Contract which is being assigned to or assumed by Buyer.
                  (iv) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Seller under current or completed Division Contracts with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation, other than negotiations in the Ordinary Course of Business.
           (p)    Environmental Protection.  Except as otherwise disclosed in
      Schedule 4.1(p):
                  (i) With respect to the Assets, and Seller"s operation of the Division, neither Seller nor, to the Knowledge of Seller, any prior owner or operators at the Leased Real Property, is now subject to any Environmental Liabilities or has incurred any Environmental Liabilities in the past which have not been resolved.
                  (ii) With respect to the Assets, and Seller"s operations, Seller has obtained, possesses, and is in material compliance with all permits required under any applicable Environmental Laws.
                  (iii) The Assets are in material compliance with all
            applicable Environmental Laws.
                  (iv) There are no USTs located in, at, on, or under any applicable Assets.
                  (v) There are no locations at which Pollutants have been Released by Seller into the Environment or on Leased Real Property, or, to the Knowledge of Seller, otherwise have come to be located, in, at, on, under, a part of, or otherwise related to the Leased Real Property.
           (q) Taxes. Seller has filed or caused to be filed all material Federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all material Taxes shown to be due and payable on such returns or on any assessments received by it, including payroll Taxes. There are no Encumbrances on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax, and Seller has no Knowledge of any basis for assertion of any claims attributable to Taxes which, if adversely determined, would result in any such Encumbrances.
           (r) Labor Matters. Set forth on Schedule 4.1(r) is a complete list of all current employees of the Division, including date of employment, current title and compensation, and date and amount of last increase in compensation. Seller has no severance package or other similar obligation outstanding with respect to any employee of the Division. Seller has no collective bargaining, union or labor agreements, contracts or other arrangements with any group of employees, labor union or employee representative with respect to the Division. Seller does not Know of any organization effort currently being made or threatened by or on behalf of any labor union with respect to employees of the Division. Seller has not experienced, and Seller does not Know of any basis for, any strike, material labor trouble, work stoppage, slow down or other interference with or impairment of the Division. All accrued and unpaid vacation of each employee of the Division is reflected and accounted for on the Interim Balance Sheet. Following the Closing and except for Assumed Liabilities, Buyer will have no Liabilities whatsoever under or resulting from the employment by Buyer of any employee of Seller and relating to such employee"s services to or employment by Seller prior to the Closing.
           (s)    Intellectual Property Assets; Licenses.
                  (i) Schedule 4.1(s) accurately lists all of the material intellectual property owned by Seller and used in connection with the Division (other than the Excluded Assets) (the "Intellectual Property Assets").
                        Schedule 4.1(s) indicates which Intellectual Property Assets which have been registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other Governmental Authorities. Unless otherwise indicated in Schedule 4.1(s), Seller owns the entire right, title and interest in and to the Intellectual Property Assets (including, without limitation, the exclusive right to use and license the same) listed in Schedule 4.1(s). To the Knowledge of Seller, except as indicated in
                        Schedule 4.1(s), no Person is infringing upon any of the Intellectual Property Assets listed in Schedule 4.1(s).
                  (ii) Set forth in Schedule 4.1(s) is a list of all Intellectual Property Assets owned by third parties which is licensed to Seller. Except as set forth in
                        Schedule 4.1(s), there is no pending or, to the Knowledge of Seller, threatened claim against Seller or to the Knowledge of Seller, the licensors of such licensed Intellectual Property Assets asserting that any of such licensed Intellectual Property Assets or use thereof, infringes or violates the rights of third parties.
                  (iii) The Intellectual Property Assets listed in Schedule
                        4.1(s) constitutes all of the material Intellectual Property Assets necessary to conduct the business and operations of the Division as presently conducted.

           (t) Solvency. After giving effect to the Contemplated Transactions, (i) the fair value of the assets of Seller, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of Seller will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) Seller will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) Seller will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.
           (u) Broker"s or Finder"s Fees. Except Harris Williams & Co., which is the sole obligation of Seller, neither Seller nor any of its officers, directors, employees or agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders" fees or agents" commissions or other similar payment in connection with the sale of the Division or the Assets or the Contemplated Transactions.
     4.2    Representations and Warranties of the Buyer.
        Buyer represents and warrants to Seller as follows:
           (a) Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted.
           (b)    Authority; No Conflict.
                  (i) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of each other Transaction Document to be executed or delivered by Buyer at Closing, each such other Transaction Document will constitute the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and each other Transaction Document and to perform its obligations under this Agreement and such other Transaction Documents, and such action has been duly authorized by all necessary corporate action.
                  (ii) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:
                        (A)   any provision of Buyer"s Charter Documents;
                        (B) any resolution adopted by the board of directors or the shareholders of Buyer;
                        (C)   any Law to which Buyer may be subject; or
                        (D) any Contract to which Buyer is a party or by which Buyer may be bound.
           (c) Certain Proceedings. There is no pending action before any Governmental Authority that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the best of Buyer"s knowledge, no such action before any Governmental Authority has been threatened.
           (d) Consents. Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

ARTICLE 5

COVENANTS AND AGREEMENTS
     5.1    Conduct of Business.
        Prior to the Closing, Seller will (a) operate the Division in the Ordinary Course of Business and consistent with past practices and use its Best Efforts to preserve the goodwill of the Division and of the Division"s employees, customers, suppliers, Governmental Authorities and others having business dealings with the Division; (b) except as contemplated by this Agreement, not permit the Division to engage in any transaction outside the Ordinary Course of Business; (c) not increase the compensation of any officer or key employee of the Division except in the Ordinary Course of Business; (d) maintain all insurance policies and all Governmental Authorizations that are required for the Division to carry on its business; (e) maintain books of account and records of the Division in the usual, regular and ordinary manner and consistent with past practices; and (f) not take any action that would result in a breach (as of the Closing) of the representations and warranties set forth in Section 4.1.
     5.2    No-Shop Provisions.
        Until the earlier of the Closing or September 30, 2002, (a) Seller will negotiate exclusively and in good faith with Buyer with respect to the sale of the Division; (b) Seller will not, directly or indirectly (through agents or otherwise), encourage or solicit any inquiries or accept any proposals by, or engage in any discussions or negotiations with or furnish any information to, any other Person concerning a sale of a substantial portion of the assets or business of the Division (whether through an asset sale, stock sale, merger or otherwise); and (c) Seller will promptly communicate to Buyer the material substance of any inquiry or proposal concerning any such transaction that may be received by Seller.
     5.3    Access and Information.
        Seller will permit Buyer and its representatives to have reasonable access to Seller"s officers, employees, agents, assets and properties and all relevant books, records and documents of or relating to the business and assets of the Division during normal business hours and upon reasonable prior notice, and will furnish to Buyer such information, financial records and other documents relating to the Division and its operations and business as Buyer may reasonably request. Seller will permit Buyer and its representatives reasonable access to Seller"s accountants and auditors for consultation or verification of any information obtained by Buyer and will use its Best Efforts to cause such Persons to cooperate with Buyer and its representatives in such consultation and in verifying such information.
     5.4    Supplemental Disclosure.
        Seller will at least three (3) Business Days prior to the Closing Date supplement or amend each of the Schedules hereto with respect to any matter that arises or is discovered after the date hereof that, if existing or known at the date hereof, would have been required to be set forth or listed in the Schedules hereto; provided, that for purposes of determining the rights and obligations of the parties hereunder (other than the obligations of Seller under this Section 5.4), any such supplemental or amended disclosure will not be deemed to have been disclosed to Buyer unless Buyer otherwise expressly consents in writing.
     5.5    Interim Financial Statements.
        Until the Closing Date, Seller shall deliver to Buyer within 15 days after the end of each month a copy of the balance sheet, related statement of income and cash flows for the Division for such month prepared in a manner and containing information consistent with Seller"s current practices
     5.6    Information for Filings.
        Seller will furnish Buyer with all information concerning the Division as is required for inclusion in any application or filing made by Buyer to any Governmental Authority in connection with the transactions contemplated by this Agreement.
     5.7    Fulfillment of Conditions by Seller.

        Seller agrees not to take any action that would cause the conditions on the obligations of the parties to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, by taking or causing to be taken any action that would cause the representations and warranties made by Seller herein not to be true and correct in all material respects as of the Closing. Seller will take all reasonable steps within its power to cause to be fulfilled the conditions precedent to Buyer"s obligations to consummate the transactions contemplated hereby that are dependent on the actions of Seller.
     5.8    Fulfillment of Conditions by Buyer.
        Buyer agrees not to take any action that would cause the conditions on the obligations of the parties to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, by taking or causing to be taken any action that would cause the representations and warranties made by Buyer herein not to be true and correct in all material respects as of the Closing. Buyer will take all reasonable steps within its power to cause to be fulfilled the conditions precedent to the obligations of Seller to consummate the transactions contemplated hereby that are dependent on the actions of Buyer.
     5.9  Assistance After Closing.
        For a period of 90 days following the Closing, Seller will provide all assistance reasonably requested by Buyer to assist in the transition of the Division"s business to Buyer; provided, that Buyer shall reimburse Seller for any out-of-pocket expenses incurred by Seller in providing such assistance.
     5.10 Publicity.
        Buyer and Seller will cooperate with each other in the development and distribution of all news releases and other public disclosures relating to the transactions contemplated by this Agreement. Neither Buyer, on the one hand, nor Seller, on the other hand, will issue or make, or allow to have issued or made, any press release or public announcement concerning the transactions contemplated by this Agreement without the advance approval in writing of the form and substance thereof by the other parties, unless otherwise required by applicable legal or stock exchange requirements.
     5.11 Transaction Costs.
        The Seller will pay all attorneys", accountants" and other fees, costs and expenses incurred by Seller in connection with the preparation, negotiation, execution and performance of this Agreement or any of the Contemplated Transactions, including without limitation any sales, use, transfer, excise or other Taxes arising out of the sale of the Assets. Buyer will pay all attorneys", accountants" and other fees, costs and expenses that it incurs in connection with the preparation, negotiation, execution and performance of this Agreement or any of the transactions contemplated by this Agreement.
     5.12 Nondisclosure.
        Seller acknowledges and agrees that all customer, prospect and marketing lists, sales data, intellectual property, proprietary information and trade secrets of the Division constituting part of the Assets (collectively, "Confidential Information") are valuable, special and unique assets and, following the Closing, will be owned exclusively by Buyer. Seller agrees to treat the Confidential Information as confidential and not to disclose any Confidential Information to any Person or make use of any Confidential Information for its own purposes or for the benefit of any other Person (other than Buyer).
     5.13   Noncompetition.
           (a) For a period of five (5) years following the Closing, Seller will not directly or indirectly, on its own behalf or as an officer, director, employee, consultant or other agent of any Person (other than Buyer): (i) engage in the sale, manufacture or distribution of engineered material handling systems, rack shelving and/or related computer-aided picking software and/or hardware (the "Business") in the United States, Canada, or Mexico (the "Territory"); (ii) influence or attempt to influence any customer or potential customer of Buyer in the

      Territory to acquire any services offered by Buyer with respect to the Business of the Division; (iii) affiliate itself with, or own any economic interest of any kind in, any business or Person engaged in the Business in the Territory; (iv) influence or attempt to influence any employee of the Division who becomes an employee of Buyer to terminate their employment with Buyer; or (v) finance or advise any Person involved in the Business within the Territory.
           (b) Seller acknowledges and agrees that its obligations under this Section 5.13 are a material inducement and condition to Buyer"s entering into this Agreement and performing its obligations hereunder and that the restrictions and remedies contained in this Section 5.13 are reasonable as to time, geographic area and scope of activity and do not impose a greater restraint than is necessary to protect the goodwill and other legitimate business interests of Buyer.
           (c) If the provisions of this Section 5.13 are found by a court of competent jurisdiction to contain unreasonable or unnecessary limitations as to time, geographic area or scope of activity, then such court is hereby directed to reform such provisions to the minimum extent necessary to cause the limitations contained therein as to time, geographical area and scope of activity to be reasonable and enforceable.
           (d) Seller acknowledges and agrees that Buyer would be irreparably harmed by any violation of its obligations under this
      Section 5.13 and that, in addition to all other rights or remedies available at law or in equity, Buyer will be entitled to seek injunctive and other equitable relief to prevent or enjoin any such violation. If any Person violates Section 5.13, the period of time during which the provisions thereof are applicable will automatically be extended for a period of time equal to the time that such Person began such violation until such violation permanently ceases.
     5.14 Employees. Effective as of the Closing Date, Buyer shall hire, or offer immediate employment to, all employees of the Division, which employment initially shall be on comparable terms (including salary and benefits) as such employees are employed by Seller immediately prior to Closing.
Notwithstanding the foregoing, this Agreement shall not be deemed to restrict the right of Buyer to deal with the employees who are hired by Buyer as employees-at-will, in the same manner as it would be free to deal with such employees in the absence of this Agreement.
ARTICLE 6

INDEMNIFICATION
     6.1    Survival.
        All representations, warranties, covenants and obligations in this Agreement, the certificates delivered pursuant to Section 2.6 and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the Contemplated Transactions for a period of two (2) years; provided, however, that (a) the representations and warranties set forth in Sections 4.1(a) and (c) shall survive indefinitely and (b) the representations and warranties set forth in Section 4.1(p) and (q), and the indemnification set forth in Section 6.3, shall survive for the lesser of ten
(10) years or the relevant statutory period permitted by applicable law. Except as set forth in Section 6.9, the waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based on such representations, warranties, covenants and obligations.
     6.2    Indemnification and Reimbursement by Seller.
        Seller will indemnify and hold harmless Buyer, and its subsidiaries and Affiliates (collectively, the "Indemnified Persons"), and will reimburse the Indemnified Persons, for any loss, liability, claim, damage, expense (including costs of investigation and, subject to Section 6.6, defense and reasonable attorneys" fees and expenses) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising from or in connection with:
           (a) any Breach of any representation or warranty made by Seller in this Agreement, the certificates delivered pursuant to Section 2.6 as of the Closing Date as if made on the Closing Date, any transfer instrument or any other certificate or document delivered by Seller pursuant to this Agreement;
           (b) any Breach of any covenant or obligation of Seller in this Agreement or in any other Transaction Document delivered by Seller pursuant to this Agreement;
           (c) any claim by any Person for brokerage or finder"s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller (or any Person acting on its behalf) in connection with any of the Contemplated Transactions;
           (d) any product or component thereof manufactured by or shipped, or any services provided by, the Division, in whole or in part (with respect to such part only), prior to the Closing Date;
           (e)    any Liabilities that are not Assumed Liabilities;
           (f) any noncompliance with any bulk sales or fraudulent transfer law in respect of the Contemplated Transactions, including without limitation, Section 11-2-102, et. seq., of the Official Code of Georgia in effect as of the date hereof or any successor statues thereof; and
           (g) any Benefit Plan Liabilities (except to the extent any such Benefit Plan Liabilities are reflected on the Interim Balance Sheet). Notwithstanding anything to the contrary contained in this Agreement, no indemnification by Seller shall be required hereunder unless and until the aggregate of all Damages hereunder, or under Section 6.3, exceeds $100,000.
If the aggregate of all Damages hereunder exceeds $100,000, then Seller will provide indemnification against Damages only with respect to amounts in excess of $100,000. For purposes of this paragraph, Damages shall be deemed to have accrued even in the event that Seller is not liable to pay such Damages as the result of any relevant standard of materiality. In addition, no claim for indemnification shall be made, and Seller shall not have any obligation, with respect to any individual claim which is less than $1,000. In no event will the aggregate liability of Seller for the breach of one or more representations, warranties or covenants contained in this Agreement, including liability for such breach or breaches indemnified against pursuant to any of the foregoing indemnification provisions, exceed an amount equal to $20,000,000.
     6.3    Indemnification and Reimbursement by Seller " Environmental
Matters.
        In addition to the indemnification under Section 6.2, Seller will indemnify and hold harmless Buyer and the other Indemnified Persons, and will reimburse Buyer and the other Indemnified Persons, for any Damages (including costs of cleanup, containment, or other remediation) arising from or in connection with any Environmental Liabilities arising out of or relating to the operation by Seller at any time on or prior to the Closing Date of any of the Leased Real Property, Assets or the business of the Division. Buyer will be entitled to control any Removal, Remedial and Response actions or any Proceeding relating to an Environmental Liability, in consultation with the Seller, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 6.3; provided, however, that (i) Buyer may in its sole discretion delegate or assign such responsibilities to Seller, and (ii) any investigation, response activities or remediation conducted by Buyer shall be limited to such investigation, response activities or remediation which, Buyer decides in its sole discretion, is required under applicable Environmental Laws (including but not limited to the use of deed restrictions, risk based standards, natural attenuation and engineered or institutional controls). The procedure described in Section 6.6 will apply to any claim solely for monetary damages relating to a matter covered by this Section 6.3.

      Notwithstanding anything to the contrary contained in this Agreement, no indemnification by Seller shall be required under this Section 6.3 unless and until the aggregate of all Damages hereunder, or under Section 6.2, exceeds $100,000. For purposes of this paragraph, Damages shall be deemed to have accrued even in the event that Seller is not liable to pay such Damages as the result of any relevant standard of materiality. If the aggregate of all Damages hereunder exceeds $100,000, then Seller will provide indemnification against Damages only with respect to amounts in excess of $100,000. In addition, no claim for indemnification shall be made, and Seller shall not have any obligation, with respect to any individual claim which is less than $1,000. In no event will the aggregate liability of Seller for the breach of one or more representations, warranties or covenants contained in this Agreement, including liability for such breach or breaches indemnified against pursuant to any of the foregoing indemnification provisions, exceed the Purchase Price, as adjusted.
     6.4    Indemnification and Reimbursement by Buyer.
        Buyer will indemnify and hold harmless Seller, and will reimburse Seller, for any Damages arising from or in connection with:
           (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any other Transaction Document delivered by Buyer pursuant to this Agreement;
           (b) any Breach of any covenant or obligation of Buyer in this Agreement or in any other Transaction Document delivered by Buyer pursuant to this Agreement;
           (c) any claim by any Person for brokerage or finder"s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on Buyer"s behalf) connection with any of the Contemplated Transactions; or
           (d)    any Assumed Liabilities.
      Notwithstanding anything to the contrary contained in this Agreement, no indemnification by Buyer shall be required hereunder unless and until the aggregate of all Damages hereunder exceeds $100,000. If the aggregate of all Damages hereunder exceeds $100,000, then Buyer will provide indemnification against Damages only with respect to amounts in excess of $100,000. For purposes of this paragraph, Damages shall be deemed to have accrued even in the event that Buyer is not liable to pay such Damages as the result of the application of any relevant standard of materiality. In addition, no claim for indemnification shall be made, and Buyer shall not have any obligation, with respect to any individual claim which is less than $1,000. In no event will the aggregate liability of Buyer for the breach of one or more representations, warranties or covenants contained in this Agreement, including liability for such breach or breaches indemnified against pursuant to any of the foregoing indemnification provisions, exceed an amount equal to $20,000,000.
     6.5    Right of Set Off.
        Upon notice to Seller specifying in reasonable detail the basis for such claim, Buyer may set off any amount to which it may be entitled under this Agreement against amounts otherwise payable under the Contingent Note; provided that Buyer shall have no right to set-off with respect to any of the Due Diligence Matters.
     6.6    Procedure for Indemnification " Third Party Claims.
           (a)    Promptly after receipt by an Indemnified Person under
      Section 6.2, 6.3 (to the extent provided in the last sentence of Section 6.3) or 6.4 of notice of the commencement of any Proceeding against it, such Indemnified Person will, if a claim is to be made against an Indemnified Person under such Section, give notice to the indemnifying party of the commencement of such Proceeding, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party"s failure to give such notice.
           (b) If any Proceeding referred to in Section 6.6(a) is brought against an Indemnified Person and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the Indemnified Person determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the Indemnified Person of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 6 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, no compromise or settlement of such claims may be effected by the indemnifying party without the Indemnified Person"s Consent unless (i) there is no finding or admission of any violation of Law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Person, and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten (10) days after the Indemnified Person"s notice is given, give notice to the Indemnified Person of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Person.
           (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended for the purposes of this Agreement or any compromise or settlement effected without its consent (which may not be unreasonably withheld). If an Indemnified Person intends to assume the defense of a Proceeding pursuant to this Section 6.6(c), the Indemnified Person shall notify the indemnifying person in writing, including a detailed explanation of the basis on which the Indemnified Person has determined that this Section 6.6(c) applies to such Proceeding.
           (d) Notwithstanding the provisions of Section 6.6, Buyer and Seller hereby consent to the non-exclusive jurisdiction of any court within the State of Delaware for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Seller or Buyer with respect to such a claim anywhere in the world.
           (e) With respect to any Proceeding subject to indemnification under this Article 6:
                  (i) both the Indemnified Person and the indemnifying party, as the case may be, shall keep the other party fully informed of the Proceeding at all stages thereof where such party is not represented by its own counsel, and

                  (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Proceeding brought by any third party.
           (f) With respect to any Proceeding subject to indemnification under this Article 6, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all confidential business records and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its Best Efforts, in any Proceeding in which it has assumed or participated in the defense, to avoid production of confidential business records (consistent with applicable law and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any Proceeding shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.
     6.7    Procedure for Indemnification " Other Claims.
        A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.
     6.8    [Intentionally Omitted].

     6.9    No Indemnification or Set-Off For Certain Matters.
        Buyer hereby acknowledges that, after execution of the letter of intent entered into by Buyer and Seller with respect to the Contemplated Transactions, Buyer identified certain matters relating to the Division, as described in Schedule 6.9 (the "Due Diligence Matters"). Buyer further acknowledges that, in response to the Due Diligence Matters, the Purchase Price was adjusted downward. In consideration of the adjustment of the Purchase Price, Buyer hereby agrees that it shall have no right to seek or obtain any remedies, including indemnification under this Article 6, from Seller for any Damages, claims or other amounts relating to or arising from the Due Diligence Matters, nor shall Buyer have any right to set-off against the Contingent Note for any Damages, claims or other amounts relating or arising from the Due Diligence Matters.
ARTICLE 7

MISCELLANEOUS
     7.1    Termination.
        This Agreement and the transactions contemplated hereby may be terminated and abandoned (a) at any time prior to the Closing by mutual written consent of Buyer and Seller; or (b) by either Buyer or Seller if a condition to performance by the terminating party hereunder has not been satisfied or waived prior to September 20, 2002. Notwithstanding the foregoing clause (b), (i) Buyer may not terminate this Agreement if the event giving rise to its termination right results from Buyer"s willful failure to perform or observe any of its covenants or agreements set forth herein or if Buyer is, at such time, in breach of this Agreement, and (ii) Seller may not terminate this Agreement if the event giving rise to its termination right results from the willful failure of Seller to perform or observe any of its covenants or agreements set forth herein or if Seller is, at such time, in breach of this Agreement.
     7.2    Notices.
        All notices that are required or may be given pursuant to this Agreement must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, by telecopy or by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other person or such other address as any party may provide to the other parties by notice in accordance with this
Section 7.2):

            If to Buyer:

                  Kingway Acquisition, Inc.
                  501 East Purnell
                  Lewisville, Texas  75067
                  Attention:  David Rosenfield
                  Telecopy:  972-436-7901
            With a copy to:

                  American Capital Strategies, Inc.
                  2 Bethesda Metro Center
                  14th Floor
                  Bethesda, Maryland 20814
                  Attention:  Gordon O'Brien
                  Telecopy:  301-654-6714
                  Patton Boggs LLP
                  2001 Ross Avenue, Suite 3000
                  Dallas, Texas 75201
                  Attention:  Charles P. Miller, Esq.
                  Telecopy: 214-758-1550

            If to Seller:

                  Reunion Industries, Inc.
                  11 Stanwix Street
                  Suite 1400
                  Pittsburgh, PA 15222
                  Attention:  Kimball Bradley
                  Telecopy: 412-281-4747

            With a copy to:

                  Reed Smith LLP
                  435 Sixth Avenue
                  Pittsburgh, PA 15219
                  Attention: Arlie R. Nogay, Esq.
                  Telecopy: 412-288-3063

Any such notice or other communication will be deemed to have been given and received (whether actually received or not) on the day it is personally delivered or delivered by courier or overnight delivery service or sent by telecopy or, if mailed, when actually received.

     7.3    Attorneys" Fees and Costs.
        If attorneys" fees or other costs are incurred to secure performance of any obligations hereunder, or to establish damages for the breach thereof or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party will be entitled to recover reasonable attorneys" fees and costs incurred in connection therewith.
     7.4    Further Assurances.
        Each party agrees to execute any and all documents and to perform such other acts as may be necessary or expedient to further the purposes of this Agreement and the transactions contemplated hereby.
     7.5    Counterparts.
        This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, all of which together will constitute one and the same instrument.
     7.6    Assignment.
        Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned or delegated by Seller or Buyer, without the prior written consent of Buyer. This Agreement is not intended to confer any rights or benefits to any Person (including, without limitation, any employees of

Seller) other than the parties hereto and American Capital Strategies, Inc.
     7.7    Entire Agreement.
        This Agreement and the related documents contained as Exhibits and Schedules hereto or expressly contemplated hereby contain the entire understanding of the parties relating to the subject matter hereof and supersede all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter hereof. This Agreement cannot be modified or amended except in writing signed by the parties hereto. The Exhibits and Schedules to this Agreement are hereby incorporated by reference into and made a part of this Agreement for all purposes. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity.
     7.8    Governing Law.
        This Agreement will be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction.
     7.9    Environmental Disputes.
           (a) If the parties do not agree concerning a particular factual matter that is relevant to a determination of either party's rights and/or obligations under this Agreement with respect to any matter governed by, or otherwise relevant to a determination concerning, environmental issues (specifically including matters covered by Section 3.1(i)), and if it is necessary to resolve such factual dispute in order to establish any rights and/or obligations pursuant to this Agreement, the parties, after good faith negotiations between their respective officials (lasting no more than 30 Business Days), shall resolve the dispute in the following manner:
                  (i) Within ten (10) Business Days, the parties shall mutually agree on one (1) person who has the technical background and expertise necessary to resolve the environmental matter in dispute (a "Technical Expert") (not a current or former employee or agent of either party); or, failing such agreement, the parties shall each designate one such Technical Expert and, within 15 Business Days after such designation, the two (2) Technical Experts shall designate a third Technical Expert (not a current or former employee or agent of either party or of their respective Technical Experts);
                  (ii) Within 30 Business Days after designation of the Technical Expert(s) in subsection (i), such Technical Expert(s) shall independently consider all information relevant to the determination and resolution of the factual matter(s) that is the subject of dispute between the parties. Each party shall have a reasonable opportunity to provide timely input to the Technical Expert(s);
                  (iii) Within 40 Business Days after the designation of the
                        Technical Expert(s) in subsection (i), the Technical Expert(s) shall decide the factual matter(s) that is the subject of dispute (with a vote of two (2) being necessary to reach this decision if three (3) Technical Experts have been designated).
           (b) Decisions of the Technical Expert(s) under this Section 7.9 shall be exclusive, final and binding upon the parties as to the factual matters thereby decided.
           (c) This Section 7.9 shall apply only to the resolution of disputes between the parties concerning factual matters as described in clause (a) above.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                          KINGWAY ACQUISITION, INC.,
                                          as Buyer


                                          By:  . . . . . . . . . . . . . . .
                                          Name:. . . . . . . . . . . . . . .
                                          Title: . . . . . . . . . . . . . .


                                          REUNION INDUSTRIES, INC.,
                                          as Seller


                                          By:  . . . . . . . . . . . . . . .
                                          Name:. . . . . . . . . . . . . . .
                                          Title: . . . . . . . . . . . . . . .
                                           . . . . . . . . . . . . . . . . . .

                                                          EXHIBIT 10.47
                           Reunion Industries, Inc.
                              11 Stanwix Street
                                  Suite 1400
                             Pittsburgh, PA 15222

September 20, 2002

Kingway Acquisition, Inc.
501 East Purnell
Lewisville, TX 75067

Re:  Side Letter re Certain Matters

Gentlemen:

     Reference is made to that certain Asset Purchase Agreement (the "Agreement") dated September 12, 2002 between Reunion Industries, Inc. and Kingway Acquisition, Inc. Capitalized terms are used herein as defined in the Agreement.

This letter will confirm our agreement that:

(i) the time period for calculation of the Actual Net Working Capital under Section 2.8(b) of the Agreement shall be 120 days following the Closing (rather than 90 days);

(ii) notwithstanding Section 3.1(m) of the Agreement, Buyer and Seller shall agree upon the Tax Allocation Schedule within 60 days following the Closing; and

(iii) the provision in Section 6.2 of the Agreement which states that "no claim for indemnification shall be made, and Seller shall not have any obligation, with respect to any individual claim which is less than $1,000" shall not apply to health care coverage liabilities, it being agreed that Seller is responsible for paying all health care reimbursements under its self-insured plan through the Closing Date; and

(iv) the date referred to in Sections 2.5 and 7.1 of the Agreement is changed from September 20, 2002 to September 24, 2002.

     Buyer and Seller acknowledge and agree that, subject to the changes set forth in this letter, the terms and conditions of the Agreement shall continue in full force and effect.

     Please acknowledge Buyer's agreement with the foregoing by having an authorized representative execute this letter on the signature line provided below.

Very truly yours,

REUNION INDUSTRIES, INC.

By:
Title:


ACCEPTED AND AGREED:

KINGWAY ACQUISITION, INC.

By:
Title: